Exhibit 99.1

Moody's Corporation Reports Results for the Third Quarter of 2004

    NEW YORK--(BUSINESS WIRE)--Oct. 27, 2004--Moody's Corporation
(NYSE: MCO) today announced results for the third quarter of 2004.

    Summary of Results for Third Quarter 2004

    Moody's reported revenue of $357.9 million for the three months ended September 30, 2004, an increase of 17% from $305.0 million for the same quarter of 2003. Normal seasonal weakness did not occur in the third quarter, as Moody's revenue equaled the previous record level achieved in the second quarter. Important contributors to our strong third quarter revenue were continued growth in our research business, success of new products such as the Enhanced Analysis Initiative, the unexpected decline in benchmark 10-year Treasury and residential mortgage rates, and market share gains in real estate securitizations. Operating income for the quarter was $197.8 million and rose 23% from $161.2 million for the same period of last year. Diluted earnings per share for the third quarter of 2004 rose to $0.63, 13% higher than $0.56 in the third quarter of 2003. Earnings per share for the third quarter of 2004 included a charge of $18.4 million, equivalent to $0.12 per diluted share, related to legacy income tax exposures that were assumed by Moody's in connection with its separation from Dun & Bradstreet in 2000, which are described in Moody's annual and quarterly SEC filings. In addition, earnings per share for the third quarter of 2004 included $6.7 million of pre-tax expense related to stock options and other stock-based compensation plans, equivalent to $0.03 per diluted share, compared with $3.0 million of similar expense, or $0.01 per diluted share, in the third quarter of 2003.
    John Rutherfurd, Chairman and Chief Executive Officer of Moody's said "Moody's results for the third quarter of 2004 reflected strong results across several of our major businesses. Geographically, we saw good growth both in the U.S. and abroad. In the U.S., attractive interest rates, the continuing strong real estate market and robust consumer spending helped boost structured finance activity. A decline in the benchmark 10-year U.S. Treasury yield, despite several increases to the Federal Funds target interest rate, helped issuance among corporations and financial institutions. In international markets, corporate issuance was lackluster but structured finance activity, particularly in Europe, was robust. Outside the ratings business, our research activities continued to grow at an impressive pace on a global basis."
    In addition to its reported results, Moody's has included in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures relate to: (1) presenting results for the third quarter and first nine months of 2004 before charges related to legacy income tax exposures;
(2) presenting results for the first nine months of 2003 before a non-recurring gain on an insurance recovery, and (3) presenting results for the third quarter and first nine months of 2004 and 2003 before the impact of expensing stock-based compensation plans, which is being phased in for annual stock option grants commencing in 2003 over the current four-year stock plan vesting period. In addition, the full-year 2004 outlook presented below includes a discussion of projected 2004 earnings per share growth excluding the following items: (1) the impacts in 2003 and 2004 of expensing stock-based compensation; (2) the impact in 2003 of the non-recurring gain on the insurance recovery; and (3) the impacts in 2003 and 2004 of the charges related to legacy income tax exposures. Attached to this earnings release are tables showing adjustments to Moody's 2004 and 2003 results to arrive at non-GAAP financial measures excluding the impacts noted above.

    Revenue

    Revenue at Moody's Investors Service for the third quarter of 2004 was $328.1 million, an increase of 18% from the prior year period. The favorable impact of currency translation, mainly due to the strength of the euro relative to the U.S. dollar, contributed approximately 200 basis points to revenue growth in the quarter and had a small positive impact on operating income growth. Ratings revenue totaled $285.1 million, rising 16% from $245.7 million a year ago, and research revenue totaled $43.0 million, 36% higher than in the third quarter of 2003.
    Within the ratings business, global structured finance revenue totaled $142.6 million for the third quarter of 2004, an increase of 30% from $110.1 million a year earlier. U.S. structured finance revenue rose in the high-twenties percent range, benefiting from strong growth from rating residential mortgage and home equity securities, commercial mortgage-backed securities and credit derivatives. International structured finance revenue grew more than 30% driven by robust activity in Europe, including growth of approximately 25% in credit derivatives ratings. International structured finance revenue also benefited from favorable foreign currency translation.
    Global corporate finance revenue of $72.2 million in the third quarter of 2004 rose 4% from $69.4 million in the same quarter of 2003. Revenue in the U.S. grew in the high single-digit percent range reflecting a strong year-over-year increase in bank loan ratings partially offset by declines in revenue from investment grade and high yield corporate bond ratings. Outside the U.S., corporate finance revenue declined modestly from the prior year period as weak issuance in the European market, combined with difficult prior year comparisons, more than offset good activity in some smaller markets.
    Global financial institutions and sovereigns revenue totaled $50.1 million for the third quarter of 2004, up 12% compared with the prior year period. The most significant contributors to this increase included strong issuance by U.S. real estate companies and banks as spreads narrowed.
    U.S. public finance revenue was $20.2 million for the third quarter of 2004, 6% lower than in the third quarter of 2003. Both "new money" and refinancing issuance declined from the prior year, reflecting higher interest rates and lower borrowing needs as a result of improving tax receipts.
    Moody's research revenue rose to $43.0 million, up 36% from the same quarter of 2003. The continued strong growth reflected robust demand for traditional credit research as well as good adoption of newly-offered products that support clients' growing interest in credit data and credit risk analysis tools.
    Revenue at Moody's KMV ("MKMV") for the third quarter of 2004 was $29.8 million, an increase of 8% from the third quarter of 2003. MKMV generated double-digit percent revenue growth from quantitative credit risk assessment subscription products. The quarter's revenue growth was negatively impacted by credit processing software sales that closed in the second quarter of 2004 but had been expected in the second half of the year.
    Moody's U.S. revenue of $228.0 million for the third quarter of 2004 was up 19% from the third quarter of 2003. International revenue of $129.9 million was 15% higher than in the prior year period including favorable currency impacts. International revenue accounted for 36% of Moody's total in the quarter, roughly in line with the year-ago period.

    Expenses

    Moody's operating expenses were $160.1 million in the third quarter of 2004, 11% higher than in the prior year period. Expenses for the third quarter of 2004 included $6.7 million related to stock-based compensation plans compared with $3.0 million in the third quarter of 2003. The year-to-year increase reflects, in part, the phasing-in commencing January 1, 2003 of expense related to annual option grants over the current four-year stock plan vesting period. Moody's operating margin for the third quarter of 2004 was 55% compared with 53% in the third quarter of 2003.

    Year-to-date Results

    Revenue for the first nine months of 2004 totaled $1,046.7 million, an increase of 17% from $895.9 million for the same period of 2003. Year-to-date operating income of $580.2 million was up 19% from $487.0 million for the prior year period. Currency translation accounted for approximately 170 basis points of revenue growth and had a small positive impact on operating income growth. Net income for the first nine months of 2004 was $302.5 million, an increase of 9% from $278.4 million in the first nine months of 2003. Diluted earnings per share for the first nine months of 2004 were $2.00 compared with $1.83 for the first nine months of 2003, an increase of 9%.
    As noted above, diluted earnings per share for the third quarter of 2004 included a charge of $18.4 million related to legacy income tax exposures, equivalent to $0.12 per diluted share. This is in addition to a legacy tax charge of $10 million, or $0.07 per share, in the second quarter of this year. Excluding both of these charges, pro-forma diluted earnings per share for the first nine months of 2004 would have been $2.18. Moody's results for the first nine months of 2003 included a $13.6 million non-recurring gain on an insurance recovery, equivalent to $0.05 per diluted share. In addition, earnings per share for the first nine months of 2004 included $19.1 million of expense related to stock options and other stock-based compensation plans, equivalent to $0.07 per diluted share, compared with $8.0 million of similar expense, or $0.03 per diluted share, in the first nine months of 2003.
    At Moody's Investors Service, global ratings revenue was $830.9 million for the first nine months of 2004, up 14% from $726.8 million in the previous year. The global corporate finance, structured finance and financial institutions businesses all achieved good growth while U.S. public finance revenue declined slightly year-to-year. Research revenue rose to $124.9 million for the first nine months of 2004, up 38% from the first nine months of 2003. Currency translation also contributed to revenue growth in the period. Revenue at MKMV for the first nine months of 2004 totaled $90.9 million, 16% higher than in the prior year period.

    Effective Tax Rate

    Moody's effective tax rate for the third quarter of 2004 was 50.8% on a reported basis and 41.4% on a pro-forma basis, excluding the $18.4 million charge related to legacy income tax exposures. The effective tax rate for the third quarter of 2003 was 44.4% on a reported basis and 42.4% on a pro-forma basis, excluding the impact of a retroactive change in New York tax legislation that was recorded in that period. The year-to-year reduction in Moody's pro forma tax rate reflects income growth in jurisdictions with lower tax rates than New York.

    Share Repurchases

    Moody's repurchased approximately 0.5 million shares during the third quarter of 2004 at a total cost of $35 million, which partially offset shares issued under employee stock plans. Since becoming a public company in September 2000 and through September 30, 2004, Moody's has repurchased 26.4 million shares at a total cost of $1.1 billion, including 12.0 million shares to offset shares issued under employee stock plans.

    Outlook for Full Year 2004

    Moody's outlook for the full year 2004 is based on assumptions about many macroeconomics and capital market factors, including interest rates, consumer spending, corporate profitability and business investment spending and capital markets issuance activity. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ from the outlook presented in this press release.
    We expect revenue in the fourth quarter to reflect a resumption of many of the macroeconomics and capital markets conditions that we saw at the beginning of the third quarter and to be generally the same as revenue in the third quarter. We expect that residential mortgage and home equity securitizations will decline versus the third quarter level, offsetting seasonal increases in asset-backed securities and credit derivatives. We also expect that the third quarter declines we saw in the 10-year treasury rate, off which many debt securities are priced, will begin to reverse in the fourth quarter. And we anticipate further weakness in public finance issuance and a seasonally strong fourth quarter at MKMV. Consistent with our expense pattern in 2003, we expect increases in fourth quarter expenses over our third quarter levels. Areas of potential increased spending in the fourth quarter include improving our technology infrastructure and administrative systems, office relocation and expansion, Sarbanes Oxley compliance, marketing programs, and a grant to the Moody's Foundation. Our outlook for the full year 2004 reflects these expectations for the fourth quarter.
    In the U.S., we expect low double-digit percent revenue growth for the ratings and research business for the full year 2004. While the Federal Reserve has increased its target interest rate three times since June 30th, the yield on 10-year U.S. treasuries has fallen. Moody's benefited from stronger-than-expected issuance in the third quarter, in part as a result of this decline, but we expect that the 10-year rate will resume rising as we saw earlier in the year. We expect that higher borrowing costs, combined with sufficient profits from current production to reduce the need for corporations to fund business investment with debt, will result in a continuing weakness in U.S. investment grade corporate issuance for the remainder of the year. We believe issuance in the high yield bond market for the remainder of 2004 will likely continue its downward trend from the very strong levels of the second half of 2003 and the first half of 2004, though this may be partly offset by continuing strong activity in the leveraged loan sector of that market. For the full year 2004, we expect moderate growth in U.S. corporate finance and good growth in financial institutions revenue versus 2003, including the benefits of new products, particularly our Enhanced Analysis Initiative.
    In the U.S. structured finance market, revenue from rating residential mortgage and home equity securities has been stronger than last year and much stronger than we anticipated at the start of this year, driven by persistently low interest rates and the strength of real estate prices. For the full year 2004 we now expect revenue from rating residential mortgage-backed securities, including home equity loans, to grow approximately 40% compared with 2003. We expect 2004 revenue from rating asset-backed securitizations, including credit card and vehicle transactions, to decline slightly compared to 2003. Asset-backed commercial paper should continue to show flat to modestly negative revenue growth, but we expect good growth in commercial mortgage-backed securities and credit derivatives. Accordingly, for the full year we expect mid-teens percent revenue growth in U.S. structured finance.
    We continue to expect a year-to-year revenue decline in U.S. public finance, and we are forecasting continued strong growth in the U.S. research business.
    Outside the U.S. we continue to expect mid single-digit percent revenue growth in the combined corporate and financial institutions ratings businesses. We are also projecting mid-teens percent year-over-year revenue growth for international structured finance ratings, primarily due to strong growth in European and Japanese residential and commercial mortgage-backed securities, European asset-backed commercial paper, and Japanese asset-backed securities. We expect strong growth in international research revenue to continue. These expectations, which include favorable foreign currency impacts, should produce mid-teens percent ratings and research revenue growth in Europe, and mid to high teens percent revenue growth in other international regions in 2004.
    Finally, we continue to expect low teens percent revenue growth at Moody's KMV on a global basis. This expectation is lower than MKMV's growth rate in the first half of 2004 due to factors that include earlier than expected sales of credit process software and longer product development and sales cycles than anticipated for new, more complex risk analytics products.
    For Moody's overall, we now expect low teens percent revenue growth for the full year, up from our high single-digit growth expectation at the end of the second quarter. We expect the operating margin before the impact of expensing stock-based compensation to be more than 100 basis points higher in 2004 compared with 2003. This reflects the unexpectedly robust revenue growth that we have seen in several of our businesses this year, partially offset by investments we are making.
    For 2004 we expect that year-over-year growth in diluted earnings per share will be in the high teens percent range. This expected growth excludes the impacts of the insurance gain in 2003, the legacy tax provisions in 2003 and 2004, and the expensing of stock-based compensation in both years. The impact of expensing stock-based compensation is expected to be in the range of $26 million pre-tax in 2004, equivalent to $0.10 - $0.11 per diluted share, compared to $10.8 million, or $0.04 per diluted share, in 2003.
    Moody's Corporation (NYSE: MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, and Moody's KMV, a leading provider of market-based quantitative services for banks and investors in credit-sensitive assets serving the world's largest financial institutions. The corporation, which reported revenue of $1.2 billion in 2003, employs approximately 2,300 people worldwide and maintains offices in 18 countries. Further information is available at www.moodys.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of October 27, 2004, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in other filings made by the Company from time to time with the Securities and Exchange Commission.



                          Moody's Corporation
           Consolidated Statements of Operations (Unaudited)


                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2004       2003       2004       2003
Amounts in millions, except
 per share amounts
------------------------------------------------ ---------------------

Revenue                    $   357.9  $   305.0  $ 1,046.7  $   895.9
------------------------------------------------ ---------------------

Expenses

  Operating, selling,
   general and
   administrative expenses     151.8      135.7      441.2      385.1

  Depreciation and
   amortization                  8.3        8.1       25.3       23.8

                           --------------------- ---------------------
     Total expenses            160.1      143.8      466.5      408.9

------------------------------------------------ ---------------------
Operating income               197.8      161.2      580.2      487.0
------------------------------------------------ ---------------------


  Interest and other non-
   operating expense, net       (3.5)      (7.4)     (14.9)      (3.6)

     Income before
      provision for income
      taxes                    194.3      153.8      565.3      483.4

  Provision for income
   taxes                        98.8       68.2      262.8      205.0
------------------------------------------------ ---------------------

Net income                 $    95.5  $    85.6  $   302.5  $   278.4
------------------------------------------------ ---------------------

------------------------------------------------ ---------------------
Earnings per share
  Basic                    $    0.65  $    0.57  $    2.04  $    1.87

  Diluted                  $    0.63  $    0.56  $    2.00  $    1.83
------------------------------------------------ ---------------------

Weighted average number of
 shares outstanding (a)
  Basic                        147.6      149.4      148.5      148.8

  Diluted                      150.7      152.9      151.5      152.0
------------------------------------------------ ---------------------

(a) Certain prior year amounts have been reclassified to conform to the current presentation.



                          Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
Amounts in millions           2004       2003       2004       2003
------------------------------------------------ ---------------------

Moody's Investors Service

  Structured finance       $   142.6  $   110.1  $   387.4  $   324.8

  Corporate finance             72.2       69.4      226.9      202.4

  Financial institutions
   and sovereign risk           50.1       44.8      154.4      134.6

  Public finance                20.2       21.4       62.2       65.0
                           ---------- ---------- ---------- ----------

    Total ratings revenue      285.1      245.7      830.9      726.8

  Research                      43.0       31.6      124.9       90.4
                           ---------- ---------- ---------- ----------

    Total Moody's Investors
     Service                   328.1      277.3      955.8      817.2

Moody's KMV                     29.8       27.7       90.9       78.7
                           ---------- ---------- ---------- ----------

Total revenue              $   357.9  $   305.0  $ 1,046.7  $   895.9

------------------------------------------------ ---------------------

Revenue by geographic area (a)

  United States            $   228.0  $   192.4  $   670.9  $   578.6

  International                129.9      112.6      375.8      317.3
                           ---------- ---------- ---------- ----------

Total revenue              $   357.9  $   305.0  $ 1,046.7  $   895.9
------------------------------------------------ ---------------------

(a) Certain prior year amounts have been reclassified to conform to the current presentation.



                         Moody's Corporation
      Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                          Three Months Ended
                                          September 30, 2004
                                --------------------------------------
Amounts in millions, except per
 share amounts
                                                            Non-GAAP
                                    As                      Financial
                                 Reported   Adjustments     Measures*
                                ----------- -----------   ------------

 Revenue                        $    357.9                $     357.9

 Expenses                            160.1        (6.7)(a)      153.4
                                ----------- -----------   ------------

 Operating income                    197.8         6.7          204.5

 Interest and other non-
  operating expense, net              (3.5)          -           (3.5)
                                ----------- -----------   ------------

 Income before provision for
  income taxes                       194.3         6.7          201.0

 Provision for income taxes           98.8       (15.6)(b)       83.2
                                ----------- -----------   ------------

 Net income                     $     95.5  $     22.3    $     117.8
                                ----------- -----------   ------------

 Basic earnings per share       $     0.65                $      0.80
                                -----------               ------------

 Diluted earnings per share     $     0.63                $      0.78
                                -----------               ------------


                                          Three Months Ended
                                          September 30, 2003
                                --------------------------------------
Amounts in millions, except per
 share amounts
                                                            Non-GAAP
                                    As                      Financial
                                 Reported   Adjustments     Measures*
                                ----------- -----------   ------------

 Revenue                        $    305.0                $     305.0

 Expenses                            143.8        (3.0)(a)      140.8
                                ----------- -----------   ------------

 Operating income                    161.2         3.0          164.2

 Interest and other non-
  operating expense, net              (7.4)                      (7.4)
                                ----------- -----------   ------------

 Income before provision for
  income taxes                       153.8         3.0          156.8

 Provision for income taxes           68.2         1.2 (b)       69.4
                                ----------- -----------   ------------

 Net income                     $     85.6  $      1.8    $      87.4
                                ----------- -----------   ------------

 Basic earnings per share       $     0.57                $      0.58
                                -----------               ------------

 Diluted earnings per share     $     0.56                $      0.57
                                -----------               ------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months ended September 30, 2004 and 2003, adjusted to reflect the following:

(a) To exclude operating expenses of $6.7 million and $3.0 million in the three months ended September 30, 2004 and 2003, respectively, relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impact related to the adjustment described in note (a) and to exclude the $18.4 million of income tax provisions in the third quarter of 2004 related to reserves for legacy tax exposures.

* May not add due to rounding.



                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)

                                          Nine Months Ended
                                          September 30, 2004
                                --------------------------------------
Amounts in millions, except per
 share amounts
                                                            Non-GAAP
                                    As                      Financial
                                 Reported   Adjustments     Measures*
                                ----------- -----------   ------------

 Revenue                        $  1,046.7                $   1,046.7

 Expenses                            466.5       (19.1)(a)      447.4
                                ----------- -----------   ------------

 Operating income                    580.2        19.1          599.3

 Interest and other non-
  operating expense, net             (14.9)          -          (14.9)
                                ----------- -----------   ------------

 Income before provision for
  income taxes                       565.3        19.1          584.4

 Provision for income taxes          262.8       (20.5)(c)      242.3
                                ----------- -----------   ------------

 Net income                     $    302.5  $     39.6    $     342.1
                                ----------- -----------   ------------

 Basic earnings per share       $     2.04                $      2.30
                                -----------               ------------

 Diluted earnings per share     $     2.00                $      2.26
                                -----------               ------------


                                          Nine Months Ended
                                          September 30, 2003
                                --------------------------------------
Amounts in millions, except per
 share amounts
                                                            Non-GAAP
                                    As                      Financial
                                 Reported   Adjustments     Measures*
                                ----------- -----------   ------------

 Revenue                        $    895.9                $     895.9

 Expenses                            408.9        (8.0)(a)      400.9
                                ----------- -----------   ------------

 Operating income                    487.0         8.0          495.0

 Interest and other non-
  operating expense, net              (3.6)      (13.6)(b)      (17.2)
                                ----------- -----------   ------------

 Income before provision for
  income taxes                       483.4        (5.6)         477.8

 Provision for income taxes          205.0        (2.3)(c)      202.7
                                ----------- -----------   ------------

 Net income                     $    278.4  $     (3.3)   $     275.1
                                ----------- -----------   ------------

 Basic earnings per share       $     1.87                $      1.85
                                -----------               ------------

 Diluted earnings per share     $     1.83                $      1.81
                                -----------               ------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the nine months ended September 30, 2004 and 2003, adjusted to reflect the following:

(a) To exclude operating expenses of $19.1 million and $8.0 million in the nine months ended September 30, 2004 and 2003, respectively, relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To exclude a non-operating gain of $13.6 million on an insurance recovery related to the September 11th tragedy, which was recorded in the first quarter of 2003.

(c) To reflect income tax impacts related to the adjustments described in notes (a) and (b) and to exclude $10.0 million of income tax provisions in the second quarter of 2004 and $18.4 million of income tax provisions in the third quarter of 2004 related to reserves for legacy tax exposures.

* May not add due to rounding.



                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                         Twelve Months Ended
                                          December 31, 2003
                                --------------------------------------
Amounts in millions, except per
 share amounts
                                                            Non-GAAP
                                    As                      Financial
                                 Reported   Adjustments     Measures*
                                ----------- -----------   ------------

 Revenue                        $  1,246.6                $   1,246.6

 Expenses                            583.5       (10.8)(a)      572.7
                                ----------- -----------   ------------

 Operating income                    663.1        10.8          673.9

 Interest and other non-
  operating expense, net              (6.7)      (13.6)(b)      (20.3)
                                ----------- -----------   ------------

 Income before provision for
  income taxes                       656.4        (2.8)         653.6

 Provision for income taxes          292.5       (17.4)(c)      275.1
                                ----------- -----------   ------------

 Net income                     $    363.9  $     14.6    $     378.5
                                ----------- -----------   ------------

 Basic earnings per share       $     2.44                $      2.54
                                -----------               ------------

 Diluted earnings per share     $     2.39                $      2.49
                                -----------               ------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the year ended December 31, 2003, adjusted to reflect the following:

(a) To exclude operating expenses of $10.8 million relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To exclude a non-operating gain of $13.6 million on an insurance recovery related to the September 11th tragedy, which was recorded in the first quarter of 2003.

(c) To reflect income tax impacts related to the adjustments described in notes (a) and (b) and to exclude $16.2 million of income tax provisions in the fourth quarter of 2003 related to reserves for legacy tax exposures.

*  May not add due to rounding.

    CONTACT: Moody's Corporation
             Investor Relations and Corporate Finance:
             Michael Courtian, 212-553-7194
             michael.courtian@moodys.com